Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND
RESTATED SECURED PROMISSORY NOTE

          FIRST AMENDMENT TO AMENDED AND RESTATED SECURED PROMISSORY NOTE (as the same may be amended or otherwise modified from time to time, the “Amendment”), dated as of the 9th day of August, 2005, between BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, a national banking association organized and existing under the laws of the United States of America, having an office at 1185 Avenue of the Americas, New York, New York 10036, in its capacity as agent and as a lender (“Lender”), and CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership, having an office at 475 Fifth Avenue, New York, New York 10017 (“Borrower”).

W I T N E S S E T H:

          WHEREAS, Lender made a loan to Borrower whose current outstanding principal balance (after giving effect to a Three Million and 00/100 ($3,000,000.00) Dollar advance being made on the date hereof) is Six Million One Hundred Four Thousand and Two Hundred Eighty-Nine and 23/100 ($6,104,289.23) Dollars (the “Loan”);

          WHEREAS, the Loan is evidenced by that certain Amended and Restated Secured Promissory Note dated October 12, 2000 (as the same may be amended or otherwise modified from time to time, the “Note”) made by Borrower payable to the order of Lender; and

          WHEREAS, Lender and Borrower desire to modify and amend the terms and provisions of the Note as hereinafter provided.

          NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Lender and Borrower hereby agree as follows:

          1.     Definitions. All capitalized terms used herein without definition and which are defined in the Note are used herein with the meanings assigned to such terms in the Note.

          2.     Amendments to the Note.  The Note is hereby modified as follows:

                  a.     All references in the Note to “Fleet National Bank” are hereby amended to be references to “Bank of America, N.A.”

                  b.     The reference on the first page of the Note to a “Principal Amount” of “$25,000,000” is hereby amended to be a reference to a “Principal Amount” of “$6,104,289.23.”

                  c.     The reference on the first page of the Note to a Maturity Date of “September 30, 2003, subject to extension as hereinafter provided” is hereby amended to be a reference to a Maturity Date of “August 15, 2007.”

                  d.     PARAGRAPH 3 of the Note is hereby amended and restated in its entirety as follows:  “The outstanding principal of, and all accrued interest on, the Loan shall be due and payable on August 15, 2007.”

                  e.     The name “Fleet Boston Financial Corporation” as set forth in PARAGRAPH 22 of the Note is hereby amended to be “Bank of America Corporation.”

                 f.     The Note is hereby amended to add the following as a new PARAGRAPH 30:

     “30.  Patriot Act.  None of Borrower, Guarantor, any of their respective Affiliates, and to the best of Borrower’s knowledge, none of their respective brokers or other agents is a Prohibited Person (as such term is defined below).  Neither Borrower nor any of its respective Affiliates and to the best of Borrower’s knowledge, none of their respective brokers or other agents, has, in violation of the Executive Order or the Patriot Act, (i) conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) dealt or will deal in, or otherwise has engaged or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.  Borrower covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with this PARAGRAPH 30.  “Prohibited Person” shall mean any Person:

             1.     listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

             2.     that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions, of the Executive Order;

             3.     with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order;

             4.     who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; and/or

             5.     that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or who is an Affiliate of a Person listed in clauses (1) – (5) above.”

             6.     Modifications.  No provision of this Amendment may be waived, amended or supplemented except by a written instrument executed by Borrower and Lender.

             7.     Successors and Assigns. This Amendment, which sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, inures to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

             8.     Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

             9.     Captions. Captions used in this Amendment are for convenience of reference only and shall not be deemed a part of this Amendment nor used in the construction of its meaning.

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          IN WITNESS WHEREOF, Borrower and Lender have duly executed this Amendment, as of the date and year first above.

CORPORATE REALTY INCOME FUND I, L.P.

By:	/s/ ROBERT F. GOSSETT, JR.

Robert F. Gossett, Jr.,
General Partner

By:	1345 REALTY CORPORATION,
General Partner

By:	/s/ ROBERT F. GOSSETT, JR.

Robert F. Gossett, Jr.,
President

BANK OF AMERICA, N.A., as Agent and as Lender

By:	/s/ GREGORY W. EGLI

Gregory W. Egli,
Senior Vice President

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